Exhibit 10.54.4

PROMISSORY NOTE

$8,600,000.00	Lubbock, Texas October 4, 2016

FOR VALUE RECEIVED, TREEMONT CAPITAL PARTNERS III, LP, a Texas limited partnership, having its principal place of business at 1415 South Voss #110-94, Houston, Texas 77057, as maker ("Borrower"), hereby unconditionally promises to pay to the order of STARWOOD MORTGAGE CAPITAL LLC, a Delaware limited liability company, as lender, having an address at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139 (together with its successors and assigns, "Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of EIGHT MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($8,600,000.00), or so much thereof as is advanced pursuant to that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the "Loan Agreement"), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (this "Note") at the Interest Rate (as defined in the Loan Agreement), and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note and all other amounts due under the Loan Agreement and the other Loan Documents from time to time outstanding, at the rates and at the times specified in the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon and all other amounts due under the Loan Agreement and the other Loan Documents shall be due and payable on the Maturity Date.

ARTICLE 2: DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender upon the happening of any Event of Default (after expiration of any applicable notice or cure periods expressly set forth in the Loan Documents as part of such Event of Default).

ARTICLE 3: LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency  between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4: SAVINGS CLAUSE

Notwithstanding anything to the contrary contained herein, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so• that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event,  Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 5: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6:   WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender and any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership or limited liability company, and the term "Borrower," as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and its partners or members shall not thereby be released from any liability. If Borrower is  a corporation, the agreements contained herein shall remain in full force and be applicable, notwithstanding any changes in the shareholders comprising, or the officers and  directors relating to, the corporation, and the term "Borrower," as used herein, shall include  any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing two sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation which may be set forth in the Loan Agreement, the Mortgage  or any other Loan Document.)

ARTICLE 7:   TRANSFER

Upon the transfer of this Note by Lender, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8: EXCULPATION

The provisions of Section 11.22 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 9: GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS HAVING JURISDICTION IN THE CITY AND/OR COUNTY IN WHICH THE PROPERTY IS LOCATED, AND BORROWER HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

ARTICLE 10:   WAIVER OF JURY TRIAL

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

ARTICLE 11: SUCCESSORS AND ASSIGNS

This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns. Lender shall have the right to assign or transfer its rights under this Note in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Borrower shall not have the right to assign or transfer its rights or obligations under this Note without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

ARTICLE 12:   NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.

ARTICLE 13: JOINT AND SEVERAL LIABILITY

If more than one Person has executed this Note as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

TREEMONT CAPITAL PARTNERS III, LP, a Texaslimited partnership

By:	Treemont Capital Partners III GP, LLC, a Texas limited liability company, its general partner

By:	Treemont Investments, Inc., a Texas corporation, its sole member

By:	/s/ Philip A. McRae
Name: Philip A. McRae
Title: President

Promissory Note (Home2Suites Lubbock)

TEXAS ADDENDUM

The term "Maximum Rate" shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. If Chapter 303 of the Finance Code, Vernon's Texas Civil Statutes, is applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the "weekly ceiling" (as defined in Chapter 303 of the Finance Code, Vernon's Texas Civil Statutes) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Rate. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the Maximum Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.25

Interest on the unpaid principal balance of this Note shall be computed on the basis set forth in the first paragraph of the first page of this Note (the "Stated Rate"), but in no event shall the Stated Rate be greater than the Maximum Rate described immediately above.

It is expressly stipulated and agreed to be the intent of the undersigned and holder hereof (the "Noteholder") at all times to comply with applicable law governing the Maximum

• Rate or amount of interest payable on or in connection with this Note and the Loan (or applicable United States federal law to the extent that it permits the Noteholder to contract for, charge, take, reserve or receive a greater amount of interest than under law of the state in which the Premises is located). If the applicable law is ever judicially interpreted so as to render usurious  any  amount called for under this Note or under the Mortgage or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by the undersigned results in the undersigned having paid any interest in excess of that permitted by law, then it is the undersigned's and the Noteholder's express intent that all excess amounts theretofore collected by the Noteholder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the undersigned), and the provisions of this Note, the Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Noteholder does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Noteholder for the use, forbearance or detention of the indebtedness evidence hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. Notwithstanding any provisions contained in this Note, the Mortgage or in any of the other Loan Documents that permit the compounding of interest, including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that the undersigned is obligated to pay and the Noteholder is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of the undersigned, including all current and prior advances and any advances made pursuant to the Mortgage or other Loan Documents (such as for the payment of taxes, insurance premiums, repairs and other expenses or costs).

THE UNDERSIGNED AND ALL OTHER MAKERS, SIGNERS,  SURETIES, GUARANTORS AND ENDORSERS OF THIS NOTE (a) WAIVE: (i) DEMAND, (ii) PRESENTMENT, (iii) NOTICE OF DISHONOR, (iv) NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, (v) DILIGENCE IN COLLECTING, (vi) GRACE (EXCEPT AS EXPRESSLY PROVIDED IN THE LOAN DOCUMENTS), (vii) NOTICE AND

(ix) PROTEST AND (b) AGREE TO ONE OF MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER HEREOF. IF COLLECTION PROCEDURES ARE EVER COMMENCED, BY ANY MEANS, INCLUDING LEGAL PROCEEDINGS OR THROUGH A PROBATE OR BANKRUPTCY COURT, OR IF THIS NOTE IS PLACED IN THE HANDS OF ANY ATTORNEY FOR COLLECTION AFTER DEFAULT OR MATURITY, THE UNDERSIGNED AGREES TO PAY ALL COSTS OF COLLECTION OR ATTEMPTED    COLLECTION,     INCLUDING     REASONABLE     ATTORNEY'S  FEES.

BORROWER:

TREEMONT CAPITAL PARTNERS Ill, LP, a Texaslimited partnership

By:	Treemont Capital Partners III GP, LLC, a Texas limited liability company, its general partner

By:	Treemont Investments, Inc., a Texas corporation, its sole member

By:	/s/ Philip A. McRae
Name: Philip A. McRae
Title: President

Addendum to Note (Home2Suites Lubbock)